UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	000-38140 (Commission File Number)	N/A (IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

On June 14, 2018, Cision Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), and Canyon Holdings (Cayman), L.P., Capitol Acquisition Management 3 LLC and Capitol Acquisition Founder 3 LLC, as the selling shareholders (the “Selling Shareholders”). The Underwriting Agreement relates to the sale by the Selling Shareholders to the underwriter of 12,000,000 of the Company’s ordinary shares, par value $0.0001 per share (the “Shares”). Under the terms of the Underwriting Agreement, the Selling Shareholders granted the Underwriters a 30-day option to purchase up to 1,800,000 additional shares (the “Option Shares”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Shareholders, conditions to closing, indemnification obligations of the Company, the Selling Shareholders and the Underwriters, and termination and other customary provisions. The Underwriting Agreement has been included to provide information regarding its terms, and it is not intended to provide any other factual information about the Company. The assertions embodied in the representations, warranties and covenants were made solely for purposes of the Underwriting Agreement and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating its terms. Therefore, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The Shares were delivered against payment therefor on June 19, 2018. The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-1 (File No. 333-221792). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On June 14, 2018, the Company issued a press release announcing pricing of the Shares in the underwritten public offering by the Selling Shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s ordinary shares or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

1.1	Underwriting Agreement dated as of June 14, 2018, by and among Cision Ltd., the selling shareholders named therein and Deutsche Bank Securities, Inc., as representative of the several underwriters named therein (incorporated by reference to Exhibit 1.2 to Cision Ltd.’s Post-Effective Amendment No. 3 to Form S-1 filed on June 15, 2018).

99.1	Press release dated June 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2018

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer